UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒                Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

SCOPUS BIOPHARMA INC.

(Exact Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

SCOPUS BIOPHARMA INC.
420 Lexington Avenue, Suite 300
New York, New York 10170

(212) 479-2513

SUPPLEMENT TO THE PROXY STATEMENT FOR
THE ANNUAL MEETING OF STOCKHOLDERS
WHICH HAS BEEN ADJOURNED TO

NOVEMBER 5, 2021 AT 1:00 pm eASTERN tIME

October 26, 2021

These definitive additional materials amend and supplement the definitive proxy statement, dated September 16, 2021 (the “Definitive Proxy Statement”), initially mailed to stockholders on or about September 16, 2021, by Scopus BioPharma Inc., a Delaware corporation (“Scopus” or the “Company”), in connection with the annual meeting of stockholders of the Company to be held in virtual format only at www.cesonlineservices.com/scps21_vm originally scheduled to be held on October 8, 2021, at 1:00 p.m., Eastern Time, or any adjournment or postponement thereof (the “Annual Meeting”).

As described below, pursuant to a stipulation between the Company and Morris C. Laster, MD (“Dr. Laster”) that was approved by the Delaware Court of Chancery on September 27, 2021, the Company convened, and then immediately adjourned, the Company’s scheduled Annual Meeting on October 8, 2021, and will reconvene the Annual Meeting on November 5, 2021, at 1:00 p.m., Eastern Time. Pursuant to the stipulation, the Annual Meeting will be held and the vote on the items of business to be considered at the Annual Meeting will be taken no earlier than 14 days and no later than 30 days after a decision on the merits or a final settlement between the parties in connection with the pending claims brought by Dr. Laster in the Delaware Court of Chancery. No business was conducted at the October 8, 2021 Annual Meeting other than to adjourn the Annual Meeting to November 5, 2021, at 1:00 p.m., Eastern Time. The record date for the Annual Meeting will remain August 16, 2021.

In order to attend the reconvened Annual Meeting, you must register in advance at www.cesonlineservices.com/scps21_vm prior to the deadline of November 4, 2021 at 1:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email. You will not be able to attend the Annual Meeting in person.

At the Annual Meeting, the Company’s stockholders will be asked to consider and vote on (i) the election of two directors to serve as Class A directors on our Board of Directors to serve until our 2024 Annual Meeting of Stockholders or until successors have been duly elected and qualified and (ii) the ratification of the appointment of Citrin Cooperman & Company, LLP as our independent registered public accounting firm for the 2021 fiscal year.

As previously disclosed, on May 9, 2021, Dr. Laster, a former officer and director of the Company, whose resignation from such positions was accepted in June 2020 by the Company, provided notice to the Company of his intention to nominate two nominees to stand for election as directors of the Company at the Annual Meeting, in opposition to the nominees recommended by the Board. After careful review and consideration, including in consultation with its advisors, the Board determined that voting “FOR” Dr. Laster’s nominees is not in the best interests of the Company or its stockholders. You may receive a proxy statement, blue proxy card and other solicitation materials from Dr. Laster. The Company is not responsible for the accuracy of any information provided by, or relating to, Dr. Laster or his nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Dr. Laster or any other statements that Dr. Laster may otherwise make.

Our Board does NOT endorse either of Dr. Laster’s nominees. Based upon information provided in Dr. Laster’s notice, among other reasons, Dr. Laster’s nominees have limited or no experience serving as directors of publicly-traded companies in the United States. Accordingly, the Board recommends that you vote “FOR” the election of each of the two nominees proposed by the Board on your WHITE proxy card. The Board strongly urges you NOT to sign or return any blue proxy card which may be sent to you by Dr. Laster. If you have previously submitted a blue proxy card sent to you by Dr. Laster, you can revoke such proxy and vote “FOR” the Board’s nominees and on the other matters to be voted on at the Annual Meeting by signing, dating and mailing your WHITE proxy card in the postage-paid envelope that was previously provided. Only your latest dated proxy will be counted.

Your vote is very important, regardless of the number of shares of our voting securities that you own. Whether or not you expect to attend the virtual Annual Meeting, please vote as promptly as possible on the enclosed WHITE proxy card to ensure your representation and the presence of a quorum at the Annual Meeting. Only stockholders who held shares at the close of business on the record date, Monday, August 16, 2021, may vote at the Annual Meeting. As an alternative to voting online during the Annual Meeting, you may vote in advance of the Annual Meeting, via the Internet, by telephone, or by signing, dating and returning a WHITE proxy card. If your shares are held in the name of a broker, trust, bank or other nominee, please complete and return the WHITE voting instruction form provided to you by such broker or other intermediary, or, if permitted by such broker or other intermediary, you may vote via the Internet or by telephone as instructed by such broker or other intermediary. If you wish to attend the Annual Meeting virtually and vote your shares, you will need to contact your broker directly in order to obtain a valid legal proxy issued to you by your nominee holder. We urge you to submit your vote as soon as possible, even if you currently plan to attend the Annual Meeting virtually.

Holders of shares as of the close of business on August 16, 2021, the record date for the Annual Meeting, are urged to submit a WHITE proxy card, even if your shares were sold after such date.

Thank you for your continued support. If you have any questions, please contact Morrow Sodali LLC, our proxy solicitor assisting us in connection with the Annual Meeting:

Morrow Sodali

509 Madison Avenue, Suite 1206

New York, New York 10022

Call Collect: (203) 658-9400

Call Toll Free: (800) 662-5200

Email: SCPS@investor.morrowsodali.com

The information contained herein speaks only as of October 26, 2021 unless the information specifically indicates that another date applies.

SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT

The supplemental disclosures set forth below should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety, along with periodic reports and other information Scopus files with the Securities and Exchange Commission. To the extent that information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information contained herein supersedes the information contained in the Definitive Proxy Statement. Any defined terms used but not defined herein shall have the meanings set forth in the Definitive Proxy Statement.

BACKGROUND OF SOLICITATION

Following the mailing of the Definitive Proxy Statement, the Company’s representatives reached out to Dr. Laster and his representatives on numerous occasions to attempt to resolve Dr. Laster’s pending claims against the Company and the Shareholder LLCs in the Delaware Court of Chancery that were described in the Definitive Proxy Statement (the “Delaware Matter”), but was unable to reach a mutually agreeable resolution.

On September 27, 2021, the Delaware Court of Chancery approved a stipulation entered into among the Company, the Shareholder LLCs and Dr. Laster (the “Stipulation”) in connection with the Delaware Matter, which, among other things, set an expedited schedule for the Delaware Matter and required Dr. Laster to cause all shares of Common Stock held by him to be present in person or by proxy at the Annual Meeting and any adjournments thereof exclusively for purposes of establishing a quorum at the Annual Meeting. The stipulation is described in further detail in the section below entitled “Involvement in Certain Legal Proceedings.”

On October 7, 2021, Australian counsel for Paul Hopper sent a letter to the Board claiming that the Company had made defamatory statements about Mr. Hopper in the Company’s Form 8-K filed on July 9, 2021, and in the Definitive Proxy Statement and requesting (i) the immediate withdrawal of such statements, (ii) that the Company publish a written apology and file such apology with the SEC and Nasdaq, (iii) that the Company and its representatives (including the Board) cease and desist from further publishing any defamatory statements about Mr. Hopper and (iv) that the Company and its directors verify, by affidavit, that they have taken the steps described in the foregoing clauses (i)-(iv). The Company believes that Mr. Hopper’s claims are without merit and that the Company’s disclosures with respect to Mr. Hopper were factual and accurate.

On October 8, 2021, the Company convened and the immediately adjourned the Annual Meeting to 1:00 p.m., Eastern time, on Friday, November 5, 2021, without any business being conducted. At the Annual Meeting on October 8, 2021, Dr. Laster failed to cause his shares to be present in person or by proxy, in violation of the Stipulation approved by the Delaware Court of Chancery in connection with the Delaware Matter. The Company also issued a press release on October 8, 2021, announcing the adjournment of the Annual Meeting until Friday, November 5, 2021 at 1:00 p.m., Eastern time, and noting that Dr. Laster had failed to satisfy the requirements of the Stipulation by not attending the Annual Meeting on October 8, 2021 in person or by proxy.

On October 12, 2021, counsel to the Shareholder LLCs made a proposal to Dr. Laster’s counsel, seeking to resolve the Delaware Matter, but such proposal was rejected by Dr. Laster.

On October 14, 2021, the Executive Committee’s counsel, on behalf of the Company, made a proposal to Dr. Laster’s counsel seeking to resolve the proxy contest, pursuant to which (i) the Company would agree to expand the size of the Board by two seats to an 11-person Board and appoint two directors selected by Dr. Laster and reasonably acceptable to the Company (with such newly appointed directors added to the class of directors standing for election at the Annual Meeting, which class would be expanded to four directors), (ii) Dr. Laster would agree to stop his proxy contest and enter into a customary standstill and voting agreement with the Company, pursuant to which Dr Laster would vote any shares that he is entitled to vote in accordance with the Board’s recommendation through December 31, 2022 and (iii) in connection with the Delaware Matter, the parties would advise the Delaware Court of Chancery that there is no longer a need for an expedited trial and the Delaware Matter would proceed on a non-expedited basis. On October 15, 2021, Dr. Laster’s counsel informed the Executive Committee’s counsel via email that Dr. Laster was not interested in moving forward regarding the Company’s proposal.

On October 15, 2021, in a hearing before the Delaware Court of Chancery in the Delaware Matter in response to a motion to compel discovery made by Dr. Laster alleging that certain documents had not been produced in accordance with the Stipulation, the Delaware Court of Chancery ordered the Company and the Shareholder LLCs, on a more expedited basis than was contemplated by the Stipulation, to produce all documents requested by Dr. Laster by no later than Thursday, October 21, 2021, less than one week following such hearing. The Delaware Court of Chancery also denied an order to show cause filed by the Company requesting Dr. Laster to explain why he violated the Stipulation and failed to appear in person or by proxy at the Annual Meeting on October 8, 2021.

On October 16, 2021, the Executive Committee’s outside counsel again contacted Dr. Laster’s counsel via email to discuss a possible settlement to resolve the Delaware Matter.

On October 17, 2021, Dr. Laster’s counsel informed the Executive Committee’s counsel that Dr. Laster was not interested in settlement discussions.

Also on October 17, 2021, the Executive Committee’s counsel, on behalf of the Company, sent Dr. Laster’s counsel via email a signed letter agreement regarding a settlement proposal for the Delaware Matter, pursuant to which, among other things, (i) the Company would agree to transfer ownership of the 3,500,000 shares of Common Stock at issue in the Delaware Matter (the “Disputed Shares”) to Dr. Laster (either through the Shareholder LLCs or directly, at the election of Dr. Laster) by no later than 5:00 p.m., Eastern time, on Wednesday, October 20, 2021, (ii) the Company would adjourn the Annual Meeting (currently scheduled for November 5, 2021) until a later time and date, as determined by the Company, which time would be prior to 12:00 p.m., Eastern time, and which date would be November 8, 9, 10 or 11, 2021, (iii) the Company would accept any proxies submitted by Dr. Laster on behalf of the Shareholder LLCs at the Annual Meeting and such proxies would be voted in accordance with the instructions provided by Dr. Laster in such proxies, (iv) the Company, Dr. Laster and the Shareholder LLCs would send a joint letter to the Delaware Court of Chancery in connection with the Delaware Matter no later than 1:00 p.m., Eastern time, on Monday, October 18, 2021, requesting that the Delaware Court of Chancery dismiss the Delaware Matter with prejudice without requiring the parties to engage in any further discovery and (v) the Company would agree to pay Dr. Laster’s reasonable and documented legal fees and expenses relating to the Delaware Matter through the date of the letter agreement, subject to mutually acceptable terms in light of the Company’s liquidity needs and constraints. The Executive Committee’s counsel also requested that Dr. Laster’s counsel advise whether Dr. Laster was willing to accept the Company’s proposal by no later than 12:00 p.m., Eastern time on October 18, 2021. The Company believes that its proposal provided Dr. Laster with essentially all of the relief that he was seeking in the Delaware Matter.

On October 18, 2021, Dr. Laster’s counsel, on behalf of Dr. Laster, sent a counterproposal to the Executive Committee’s counsel via email, pursuant to which (i) by no later than 5:00 p.m., Eastern Time, on Wednesday, October 20, 2021, (A) the Company and the Shareholder LLCs would agree to take all necessary actions to directly transfer ownership of the Disputed Shares to Dr. Laster (rather than through the Shareholder LLCs), (B) the Shareholder LLCs would grant Dr. Laster an irrevocable proxy to vote the Disputed Shares at the Annual Meeting and confirm in writing that Dr. Laster was not and had never been a member or manager of either of the Shareholder LLCs, (C) the Company would issue (or cause the Company’s transfer agent to issue) to each of Dr. Laster’s daughters one or more share certificates for the shares that were owned by each of Dr. Laster’s daughters and (D) the Shareholder LLCs would wire Dr. Laster $1,800,000, which payment would be jointly and severally guaranteed in writing by Ira Greenspan and Joshua Lamstein, (ii) within two hours of the satisfaction of the conditions set forth in (A)-(D) above, the Company, Dr. Laster and the Shareholder LLCs would send a joint letter to the Delaware Court of Chancery in connection with the Delaware Matter requesting that the Delaware Court of Chancery dismiss the Delaware Matter with prejudice without requiring the parties to engage in any further discovery, (iii) the Company would promptly prepare and file a resale shelf registration statement on Form S-3, effective for 24 months, for the Disputed Shares and all shares owned by each of Dr. Laster’s daughters, and use its best efforts to cause the Form S-3 to be declared effective, (iv) the Company would adjourn the Annual Meeting (currently scheduled for November 5, 2021) until a later time and date, as determined by the Company, which time would be prior to 12:00 p.m., Eastern time, and which date would be November 8, 9, 10 or 11, 2021, and (v) the Company would accept any proxies submitted by Dr. Laster at the Annual Meeting and such proxies would be voted in accordance with the instructions provided by Dr. Laster in such proxies. Dr. Laster’s counsel indicated that the Executive Committee’s counsel should advise whether the Company was willing to accept the Company’s proposal by no later than 11:00 a.m., Eastern time, on October 19, 2021. The Company believes that Dr. Laster’s counterproposal sought relief beyond the relief he was seeking in the Delaware Matter.

On October 18, 2021, the Company’s counsel, on behalf of the Company, sent yet another counterproposal to Dr. Laster’s counsel via email, pursuant to which (i) by no later than 5:00 p.m., Eastern Time, on Wednesday, October 20, 2021, (A) the Shareholder LLCs would instruct the Company’s transfer agent to transfer the Disputed Shares to Dr. Laster directly (including any applicable share certificates) and within two business days of receiving the requisite confirmation from the transfer agent of such transfer, the Company and/or the Shareholder LLCs would confirm that Dr. Laster is the record owner of the Disputed Shares, (B) the Shareholder LLCs would grant Dr. Laster an irrevocable proxy to vote the Disputed Shares at the Annual Meeting, (C) the Company would issue (or cause the Company’s transfer agent to issue) to each of Dr. Laster’s daughters one or more share certificates for the shares that were owned by each of Dr. Laster’s daughters and (D) the Company would provide confirmation that it had initiated a wire transfer to Dr. Laster for $500,000, which payment would settle any potential claims for fees, costs or expenses related to the Delaware Matter, (ii) upon written confirmation of the acceptance of the settlement proposal, the Company, Dr. Laster and the Shareholder LLCs would immediately cease all discovery, (iii) by no later than 11:00 a.m., Eastern time, on Tuesday, October 19, 2021, the Company, Dr. Laster and the Shareholder LLCs would send a joint letter to the Delaware Court of Chancery in connection with the Delaware Matter requesting that the Delaware Court of Chancery dismiss the Delaware Matter with prejudice without requiring the parties to engage in any further discovery, (iv) the Company would adjourn the Annual Meeting (currently scheduled for November 5, 2021) until a later time and date, as determined by the Company, which time would be prior to 12:00 p.m., Eastern time, and which date would be November 8, 9, 10 or 11, 2021, and (v) the Company would accept any proxies with respect to the Disputed Shares submitted by Dr. Laster at the Annual Meeting and such proxies would be voted in accordance with the instructions provided by Dr. Laster in such proxies. The Company’s counsel requested that Dr. Laster’s counsel advise whether Dr. Laster was willing to accept the Company’s proposal by no later than 10:00 a.m., Eastern time, on October 19, 2021.

On October 19, 2021, the Company dismissed Boies Schiller Flexner LLP (“Boies”) and Richards, Layton & Finger P.A.(“Richards Layton”) as counsel to the Company in connection with the Delaware Matter, and the Shareholder LLCs dismissed their counsel in connection with the Delaware Matter. Later on October 19, 2021, each of Boies, Richards Layton and counsel to the Shareholder LLCs filed with the Delaware Court of Chancery motions to withdraw as counsel to their respective clients in the Delaware Matter.

On October 19, Dr. Laster’s counsel, on behalf of Dr. Laster, sent another counterproposal to the Executive Committee’s counsel via email, pursuant to which (i) within one hour after the final execution of a binding letter agreement by all parties to the Delaware Matter, (A) the Shareholder LLCs would instruct the Company’s transfer agent to transfer the Disputed Shares to Dr. Laster directly (including any applicable share certificates) and within one business day of receiving the requisite confirmation from the transfer agent of such transfer, the Company and the Shareholder LLCs would confirm that Dr. Laster is the record owner of the Disputed Shares, (B) the Shareholder LLCs would grant Dr. Laster an irrevocable proxy to vote the Disputed Shares at the Annual Meeting, (C) the Company would issue (or cause the Company’s transfer agent to issue) to each of Dr. Laster’s daughters one or more share certificates for the shares that were owned by each of Dr. Laster’s daughters and (D) the Company would provide confirmation that it had initiated a wire transfer to Dr. Laster for $1,650,000, which payment would settle any potential claims for fees, costs or expenses related to the Delaware Matter and would be jointly and severally guaranteed in writing by Ira Greenspan and Joshua Lamstein, (ii) immediately upon satisfaction of the conditions set forth in (A)-(D) above, the Company, Dr. Laster and the Shareholder LLCs would cease all discovery and send a joint letter to the Delaware Court of Chancery in connection with the Delaware Matter requesting that the Delaware Court of Chancery dismiss the Delaware Matter with prejudice without requiring the parties to engage in any further discovery, (iii) with respect to the shares of Common Stock owned by Dr. Laster, within three trading days after the final execution of a binding letter agreement for a settlement by all parties to the Delaware Matter, the Company would release the shares and Dr. Laster from any lock-up agreements and transfer restrictions, and would do the same with respect to any shares of Common Stock owned by Dr. Laster’s daughters, (iv) the Company would adjourn the Annual Meeting (currently scheduled for November 5, 2021) until a later time and date, as determined by the Company, which time would be prior to 12:00 p.m., Eastern time, and which date would be November 8, 9, 10 or 11, 2021, and (v) the Company would accept any proxies with respect to all of Dr. Laster’s shares of Common Stock that are submitted by Dr. Laster at the Annual Meeting and such proxies would be voted in accordance with the instructions provided by Dr. Laster in such proxies. In view of the fact that Dr. Laster's counterproposal continued to seek relief beyond the relief he would have been entitled to receive in the Delaware Matter, the Company did not make a counterproposal to Dr. Laster’s latest proposal.

On October 20, 2021, the Executive Committee’s counsel, on behalf of the Company, contacted Dr. Laster’s counsel via email and offered to have a frank and open discussion regarding a possible settlement to the Delaware Matter and to provide Dr. Laster and Dr. Laster’s outside counsel with confidential, material non-public information relating to the Company, subject to agreement by all recipients to keep such information confidential and to refrain from trading the Company’s securities until such information has become public or stale (which would happen no later than the Annual Meeting).

Later on October 20, 2021, Dr. Laster’s counsel informed the Executive Committee’s counsel that although they were willing to engage in further discussions regarding a possible settlement to the Delaware Matter, Dr. Laster and his counsel were not prepared to receive material non-public information and would not agree to the confidentiality and trading restrictions that the Executive Committee’s counsel had proposed. Since such time, the Company and Dr. Laster have not engaged in substantive settlement discussions.

Also on October 20, 2021, the Delaware Court of Chancery granted the motion by Boies, Richards Layton and counsel to the Shareholder LLCs to withdraw as counsel to their respective clients in connection with the Delaware Matter, except that the Delaware Court of Chancery permitted such counsel to remain as counsel for 24 hours for the limited purpose of facilitating production of discovery material in connection with the Delaware Matter. Also on such date, the Delaware Court of Chancery ordered the Company and the Shareholder LLCs to obtain new counsel by October 22, 2021.

On October 21, 2021, the Company and the Shareholder LLCs made a partial production of the documents requested in discovery in connection with the Delaware Matter. Also on October 21, 2021, the Company and the Shareholder LLCs sent a letter to the Delaware Court of Chancery, advising the Court that they had on multiple occasions sought to resolve the Delaware Matter by providing Dr. Laster with essentially all the relief he was seeking and accordingly that the Company and the Shareholder LLCs believed that further discovery was an unnecessary burden on the parties and on the Delaware Court of Chancery. The Company advised the Court that the Company did not have sufficient capital resources to bear the cost of continued expedited litigation while at the same time to continue the development of a potentially life-saving cancer drug. The Company further advised the Delaware Court of Chancery that ongoing litigation will have a material adverse effect on the Company’s ability to arrange necessary additional financing and that there can be no assurance that the absence of such additional financing will not have a material adverse effect on the Company’s business. The letter is described in further detail in the section below entitled “Involvement in Certain Legal Proceedings.”

On October 22, 2021, the Company advised the Delaware Court of Chancery that the Company was working diligently and in good faith to comply with the court’s order to retain new Delaware counsel but that, given the complexity of the case, the accelerated timeline for the proceedings, the short time frame for obtaining new Delaware counsel and the existing resource constraints of Delaware law firms with which the Company had spoken, the Company had not yet, as of such date, retained new Delaware counsel. Since October 22, 2021, the Company has continued intensive and good faith efforts to retain new counsel in the Delaware Matter.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 26, 2021, a Special Committee of the Board, upon the recommendation of the Audit Committee, approved an indemnification agreement (the “Indemnification Agreement”), pursuant to which the Company has agreed to indemnify each of HCFP and its affiliates, including Ira Scott Greenspan, Joshua Lamstein and Robert Gibson and entities under the common control of HCFP, Messrs. Greenspan, Lamstein or Gibson or its other affiliates (collectively, the “Indemnified Parties”) from and against any losses, claims, damages or liabilities, including reasonable attorney’s fees, suffered or incurred by the Indemnified Parties in connection with any disputes, litigation or threatened litigation (whether existing prior to or commencing after the date of the Indemnification Agreement) (i) involving Ashish Sanghrajka or Paul Hopper, each of whom is a member of the Board, and any of the Indemnified Parties, (ii) involving Morris C. Laster, MD, including relating to Dr. Laster’s purported ownership of certain of the Company’s shares of common stock and (iii) arising or resulting from any Indemnified Party’s affiliation or involvement with the Company, including in connection with the provision of additional services beyond those initially contemplated under the management services agreement between the Company and HCFP, regardless of whether such involvement or affiliation was caused by virtue of the fact that the Indemnified Party was acting as an officer of the Company and, in each case contemplated by this clause (iii), subject to the limitations contained in the Company’s Certificate of Incorporation and the Delaware General Corporation Law. The Indemnification Agreement also provides that the Company will advance expenses to any Indemnified Party, including legal fees, incurred by such Indemnified Party in connection with any litigation or proceeding to which such Indemnified Party is entitled to indemnification under the Indemnification Agreement. The foregoing summary of the Indemnification Agreement is qualified in its entirety by reference to the Indemnification Agreement, a copy of which was filed as Exhibit 10.21 to the Company’s Current Report on Form 8-K filed on September 30, 2021.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

In accordance with the Stipulation, on September 25, 2021, the Company withdrew the interpleader action in the United States District Court for the Southern District of New York that was described in further detail in the Definitive Proxy Statement.

On September 27, 2021, the Delaware Court of Chancery approved the Stipulation entered into among the Company, the Shareholder LLCs and Dr. Laster in connection with the Delaware Matter, pursuant to which (i) the Company agreed to voluntarily dismiss the interpleader lawsuit that it filed in the United States District Court for the Southern District of New York, (ii) Dr. Laster agreed to withdraw his motion to compel, motion to expedite and motion for a preliminary injunction in the Delaware Matter, (iii) the parties agreed that the Company would convene, and then immediately adjourn, the Company’s scheduled October 8, 2021 Annual Meeting such that the Annual Meeting will be held and the vote on the items of business to be considered at the Annual Meeting will be taken no earlier than 14 days and no later than 30 days after a decision on the merits or a final settlement between the parties, and the record date for the Annual Meeting will remain August 16, 2021, (iv) the parties agreed to cause all shares of common stock held by them to be present in person or by proxy at the Annual Meeting and any adjournments thereof exclusively for purposes of establishing a quorum at the Annual Meeting and (v) the parties agreed to an expedited timeline for resolving the Delaware Matter with a trial intended to be held in December 2021.

On October 13, 2021, the Shareholder LLCs filed separate counterclaims against Dr. Laster in connection with the Delaware Matter, (i) alleging that Dr. Laster, as a managing member of the Shareholder LLCs, breached his fiduciary duties to the Shareholder LLCs, breached the express provisions and the implied covenant of good faith and fair dealing contained in the operating agreements of the Shareholder LLCs and (ii) seeking a declaratory judgment that the Shareholder LLCs legally own the Disputed Shares.

As described in the section above entitled “Background of the Solicitation”, on October 15, 2021, in response to a motion to compel made by Dr. Laster relating to the alleged failure of the Company to comply fully with Dr. Laster’s initial discovery requests, the Delaware Court of Chancery ordered the Company and the Shareholder LLCs to produce, on a more expedited basis than was contemplated by the Stipulation, all documents requested by Dr. Laster by no later than the close of business on October 21, 2021, less than one week following such hearing.

From October 12, 2021 until October 19, 2021, the Company and the Shareholder LLCs engaged in settlement discussions with Dr. Laster, through their respective counsels, to attempt to resolve the Delaware Matter, as described in further detail above in the section entitled “Background of the Solicitation.”

On October 19, 2021, the Company dismissed Boies and Richards Layton as counsel to the Company in connection with the Delaware Matter and the Shareholder LLCs dismissed their counsel in connection with the Delaware Matter. On October 20, 2021, the Delaware Court of Chancery granted the motion by Boies, Richards Layton and counsel to the Shareholder LLC to withdraw as counsel to their respective clients in connection with the Delaware Matter, except that the Delaware Court of Chancery permitted such counsel to remain as counsel for 24 hours for the limited purpose of producing discovery material in connection with the Delaware Matter. Also on such date, the Delaware Court of Chancery ordered the Company and the Shareholder LLCs to obtain new counsel by October 22, 2021.

On October 21, 2021, the Company and the Shareholder LLCs sent a letter to the Delaware Court of Chancery advising the Court that they had on multiple occasions sought to resolve the Delaware Matter by providing Dr. Laster with essentially all the relief he was seeking and accordingly that the Company and the Shareholder LLCs believed that further discovery was an unnecessary burden on the parties and on the Delaware Court of Chancery. In particular, the Company and the Shareholder LLCs notified the Court of the October 17th settlement proposal made to Dr. Laster and that Dr. Laster had been unwilling to agree to it, noting (i) that the Shareholder LLCs had offered to transfer ownership of the Disputed Shares to Dr. Laster and (ii) that the Company had offered to reimburse Dr. Laster for his reasonable and documented expenses incurred in connection with the Delaware Matter and abide by the decision of the Delaware Court of Chancery as to the amount of such reimbursement. In the letter, the Company also advised the Delaware Court of Chancery that the Company does not have sufficient capital resources to bear the cost of continued expedited litigation while at the same time to continue the development of a potentially life-saving cancer drug. The Company further advised the Delaware Court of Chancery that ongoing litigation will have a material adverse effect on the Company’s ability to arrange necessary additional financing and that there can be no assurance that the absence of such additional financing will not have a material adverse effect on the Company’s business. The Company requested that they be permitted to have a conference to resolve the Delaware Matter within two days of their engaging new counsel in connection with the Delaware Matter. The Company also agreed that if the Delaware Court of Chancery determined that document production should still be made despite the apparent resolution of the Delaware Matter offered by the Company and the Shareholder LLCs in their settlement proposal, that the Company and the Shareholder LLCs would undertake to begin such production within two days of the requested conference.

On October 22, 2021, the Company advised the Delaware Court of Chancery that the Company was working diligently and in good faith to comply with the court’s order to retain new Delaware counsel but that, given the complexity of the case, the accelerated timeline for the proceedings, the short time frame for obtaining new Delaware counsel and the existing resource constraints of Delaware law firms with which the Company had spoken, the Company had not yet, as of such date, retained new Delaware counsel. Since October 22, 2021, the Company has continued intensive and good faith efforts to retain new counsel in the Delaware Matter.

On October 3, 2021, the Company filed a lawsuit (the “SDNY Lawsuit”) in the United States District Court for the Southern District of New York against Paul Hopper, a current member of the Board of the Company, Ashish Sanghrajka, a current member of the Board of the Company and former President and Chief Financial Officer of the Company, and Kilinwata Investments Pty Ltd., an entity through which Mr. Hopper entered an agreement with the Company to provide management services. The lawsuit alleges that Mr. Hopper and Mr. Sanghrajka breached fiduciary duties and contractual obligations owed to the Company and violated Section 10(b) of the Exchange Act and SEC Rule 10b-5(b), among other claims, and asks for a declaratory judgment that Mr. Hopper and Mr. Sanghrajka are not entitled to indemnification or advancement from the Company. On October 20, 2021, counsel for Mr. Hopper and Mr. Sanghrajka sent a letter to the Company’s counsel demanding indemnification and advancement of expenses in connection with the SDNY Lawsuit.